Exhibit 4.2

CITIZENS FINANCIAL GROUP, INC.

6.000% FIXED-TO-FLOATING RATE NON-CUMULATIVE PERPETUAL

PREFERRED STOCK, SERIES B

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

ANY PURCHASER OR SUBSEQUENT TRANSFEREE OF THIS SECURITY OR ANY INTEREST HEREIN REPRESENTS BY ITS PURCHASE OF THIS SECURITY THAT IT EITHER (1) IS NOT, AND IS NOT PURCHASING THIS SECURITY ON BEHALF OF OR WITH THE ASSETS OF, A PENSION, PROFIT-SHARING OR OTHER EMPLOYEE BENEFIT PLAN SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY INDIVIDUAL RETIREMENT ACCOUNT (“IRA”), KEOGH PLAN OR ANY OTHER PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), ANY ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” WITHIN THE MEANING OF ERISA BY REASON OF THE INVESTMENTS BY SUCH PLANS OR ACCOUNTS THEREIN (EACH, A “PLAN”), OR ANY EMPLOYEE BENEFIT PLAN THAT IS A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (2) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR UNDER ANY APPLICABLE SIMILAR LAWS.

THE FOLLOWING REPRESENTATIONS ARE INTENDED TO COMPLY WITH THE UNITED STATES DEPARTMENT OF LABOR’S REG. SECTIONS 29 C.F.R. 2510.3-21(A) AND (C)(1) AS PROMULGATED ON APRIL 8, 2016 (81 FED. REG. 20,997). IF THESE REGULATIONS ARE REVOKED, REPEALED OR NO LONGER EFFECTIVE, THESE REPRESENTATIONS SHALL BE DEEMED TO BE NO LONGER IN EFFECT. THE HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN THAT IS A PLAN AND THAT ACQUIRES THIS SECURITY IN CONNECTION WITH THE OFFERING IS DEEMED TO REPRESENT BY ITS PURCHASE OF THIS SECURITY THAT A

FIDUCIARY (THE “FIDUCIARY”) INDEPENDENT OF THE ISSUER, THE UNDERWRITERS, OR ANY OF THEIR AFFILIATES (THE “TRANSACTION PARTIES”) ACTING ON THE PLAN’S BEHALF IS RESPONSIBLE FOR THE PLAN’S DECISION TO ACQUIRE AND HOLD THIS SECURITY AND THAT SUCH FIDUCIARY (1) IS EITHER A U.S. BANK, A U.S. INSURANCE CARRIER, A U.S. REGISTERED INVESTMENT ADVISER, A U.S. REGISTERED BROKER-DEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL, IN EACH CASE UNDER THE REQUIREMENTS SPECIFIED IN THE U.S. CODE OF FEDERAL REGULATIONS, 29 C.F.R. SECTION 2510.3-21(C)(1)(I), AS AMENDED FROM TIME TO TIME, (2) IN THE CASE OF A PLAN THAT IS AN IRA, IS NOT THE IRA OWNER, BENEFICIARY OF THE IRA OR RELATIVE OF THE IRA OWNER OR BENEFICIARY, (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE ACQUISITION OF THIS SECURITY, (4) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO ACQUIRE THIS SECURITY, (5) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF THE PLAN IN THIS SECURITY, (6) UNDERSTANDS AND HAS BEEN FAIRLY INFORMED OF THE EXISTENCE AND THE NATURE OF THE FINANCIAL INTERESTS OF THE TRANSACTION PARTIES IN CONNECTION WITH THE PLAN’S ACQUISITION OF THIS SECURITY, (7) UNDERSTANDS THAT THE TRANSACTION PARTIES ARE NOT UNDERTAKING TO PROVIDE IMPARTIAL INVESTMENT ADVICE, OR TO GIVE ADVICE IN A FIDUCIARY CAPACITY TO THE PLAN, IN CONNECTION WITH THE PLAN’S ACQUISITION OF THIS SECURITY, AND (8) CONFIRMS THAT NO FEE OR OTHER COMPENSATION WILL BE PAID DIRECTLY TO ANY OF THE TRANSACTION PARTIES BY THE PLAN, OR ANY FIDUCIARY, PARTICIPANT OR BENEFICIARY OF THE PLAN, FOR THE PROVISION OF INVESTMENT ADVICE (AS OPPOSED TO OTHER SERVICES) IN CONNECTION WITH THE PLAN’S ACQUISITION OF THIS SECURITY.

[FACE OF SECURITY]

Certificate Number B-1

300,000 Shares

CUSIP NO. 174610 AP0

ISIN NO. US174610AP06

Certificate Evidencing Series B Preferred Stock

of

Citizens Financial Group, Inc.

6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B

(Liquidation Preference $1,000 per Share)

Citizens Financial Group, Inc., a Delaware corporation (the “Company”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of 300,000 shares of 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $25.00 per share, liquidation preference $1,000 per share, of the Company (the “Series B Preferred Stock”). Shares of Series B Preferred Stock are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, Citizens Financial Group, Inc. has executed this certificate this 24th day of May, 2018.

Citizens Financial Group, Inc.

By:
Name: Title:

By:
Name: Title:

Countersigned and Registered

Computershare Trust Company, N.A. Transfer Agent and Registrar

By:
Name: Title:

[Signature Page to Stock Certificate]

[REVERSE OF SECURITY]

CITIZENS FINANCIAL GROUP, INC.

The Company will furnish, without charge to each stockholder who so requests, a copy of the certificate of designation establishing the powers, preferences and relative, participating, optional or other special rights of each class of stock of the Company or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights applicable to each class of stock of the Company or series thereof. Such information may be obtained by a request in writing to the Secretary of the Company at its principal place of business.

This certificate and the share or shares represented hereby are issued and shall be held subject to all of the provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended, and the 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (copies of which are on file with the Transfer Agent), to all of which the holder, by acceptance hereof, assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT
MIN ACT –		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Series B Preferred Stock Certificate to:

    (Please Insert Social Security or Other Identifying Number of Assignee)

    (Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the preferred stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

(Signature Must Be Guaranteed by a Member

of a Medallion Signature Program)

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

This Global Security initially represents 300,0000 shares of 6.000% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B. The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in shares of this Global Security	Amount of increase in shares of this Global Security	Number of Shares of this Global Security following such decrease or increase	Signature of authorized signatory of Transfer Agent and Registrar